As filed with the Securities and Exchange Commission on November 26, 2025

Registration Statement No. 333-231710	Registration Statement No. 333-59254	Registration Statement No. 033-20291
Registration Statement No. 333-208670	Registration Statement No. 333-42675	Registration Statement No. 033-10087
Registration Statement No. 333-196194	Registration Statement No. 333-28029	Registration Statement No. 033-05352
Registration Statement No. 333-159546	Registration Statement No. 333-23603	Registration Statement No. 033-02830
Registration Statement No. 333-159544	Registration Statement No. 333-04747	Registration Statement No. 002-98324
Registration Statement No. 333-134498	Registration Statement No. 033-61371	Registration Statement No. 002-97440
Registration Statement No. 333-134497	Registration Statement No. 033-64062	Registration Statement No. 002-91564
Registration Statement No. 333-115924	Registration Statement No. 033-28143	Registration Statement No. 002-90878
Registration Statement No. 333-115923	Registration Statement No. 033-25555	Registration Statement No. 002-88165
Registration Statement No. 333-89896	Registration Statement No. 033-22008	Registration Statement No. 002-79071
Registration Statement No. 333-34718	Registration Statement No. 033-21605

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT TO

FORM S-8

REGISTRATION STATEMENT NO. 333-231710	REGISTRATION STATEMENT NO. 333-59254	REGISTRATION STATEMENT NO. 033-20291
REGISTRATION STATEMENT NO. 333-208670	REGISTRATION STATEMENT NO. 333-42675	REGISTRATION STATEMENT NO. 033-10087
REGISTRATION STATEMENT NO. 333-196194	REGISTRATION STATEMENT NO. 333-28029	REGISTRATION STATEMENT NO. 033-05352
REGISTRATION STATEMENT NO. 333-159546	REGISTRATION STATEMENT NO. 333-23603	REGISTRATION STATEMENT NO. 033-02830
REGISTRATION STATEMENT NO. 333-159544	REGISTRATION STATEMENT NO. 333-04747	REGISTRATION STATEMENT NO. 002-98324
REGISTRATION STATEMENT NO. 333-134498	REGISTRATION STATEMENT NO. 033-61371	REGISTRATION STATEMENT NO. 002-97440
REGISTRATION STATEMENT NO. 333-134497	REGISTRATION STATEMENT NO. 033-64062	REGISTRATION STATEMENT NO. 002-91564
REGISTRATION STATEMENT NO. 333-115924	REGISTRATION STATEMENT NO. 033-28143	REGISTRATION STATEMENT NO. 002-90878
REGISTRATION STATEMENT NO. 333-115923	REGISTRATION STATEMENT NO. 033-25555	REGISTRATION STATEMENT NO. 002-88165
REGISTRATION STATEMENT NO. 333-89896	REGISTRATION STATEMENT NO. 033-22008	REGISTRATION STATEMENT NO. 002-79071
REGISTRATION STATEMENT NO. 333-34718	REGISTRATION STATEMENT NO. 033-21605

UNDER

THE SECURITIES ACT OF 1933

THE INTERPUBLIC GROUP OF COMPANIES, INC.

(Exact name of registrant as specified in charter)

Delaware	13-1024020
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

909 Third Avenue

New York, New York 10022

(212) 704-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2019 PERFORMANCE INCENTIVE PLAN

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2016 EMPLOYEE STOCK PURCHASE PLAN

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2014 PERFORMANCE INCENTIVE PLAN

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2009 PERFORMANCE INCENTIVE PLAN

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2009 NON-MANAGEMENT DIRECTORS’ STOCK INCENTIVE PLAN

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2006 PERFORMANCE INCENTIVE PLAN

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2006 EMPLOYEE STOCK PURCHASE PLAN

THE INTERPUBLIC NON-MANAGEMENT DIRECTORS’ STOCK INCENTIVE PLAN

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2004 PERFORMANCE INCENTIVE PLAN

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2002 PERFORMANCE INCENTIVE PLAN

NFO RESEARCH, INC. STOCK OPTION PLAN

NFO RESEARCH, INC. DIRECTORS’ STOCK OPTION PLAN

THE TRUE NORTH COMMUNICATIONS INC. STOCK OPTION PLAN

THE TRUE NORTH COMMUNICATIONS INC. OUTSIDE DIRECTOR STOCK OPTION PLAN

THE BOZELL, JACOBS, KENYON & ECKHARDT, INC. STOCK OPTION PLAN

THE INTERPUBLIC GROUP OF COMPANIES, INC. 1997 PERFORMANCE INCENTIVE PLAN

THE INTERPUBLIC OUTSIDE DIRECTORS’ STOCK INCENTIVE PLAN

THE INTERPUBLIC GROUP OF COMPANIES, INC. 1996 STOCK INCENTIVE PLAN

THE INTERPUBLIC GROUP OF COMPANIES, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Andrew Bonzani

Executive Vice President and General Counsel

The Interpublic Group of Companies, Inc.

909 Third Avenue

New York, New York 10022

(212) 704-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Deregistration of Securities

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following registration statements on Form S-8 (collectively, the “Prior Registration Statements”) of The Interpublic Group of Companies, Inc., a Delaware corporation (the “Registrant”), which have been previously filed with the U.S. Securities and Exchange Commission (the “SEC”), to deregister any and all securities that remain unsold under each such Prior Registration Statement as of the date hereof:

1.

Registration Statement on Form S-8, No. 333-231710, filed with the SEC on March 23, 2019, registering the offer and sale of 32,000,000 shares of common stock, par value $0.10 per share (“Shares”), for issuance under the Registrant’s 2019 Performance Incentive Plan.

2.	Registration Statement on Form S-8, File No. 333-208670, filed with the SEC on December 21, 2015, registering 10,000,000 Shares for issuance under the Registrant’s 2016 Employee Stock Purchase Plan.

3.	Registration Statement on Form S-8, File No. 333-196194, filed with the SEC on May 22, 2014, registering 34,500,000 Shares for issuance under the Registrant’s 2014 Performance Incentive Plan.

4.	Registration Statement on Form S-8, File No. 333-159546, filed with the SEC on May 28, 2009, registering 34,517,816 Shares for issuance under the Registrant’s 2009 Performance Incentive Plan.

5.

Registration Statement on Form S-8, File No. 333-159544, filed with the SEC on May 28, 2009, registering 900,000 Shares for issuance under the Registrant’s 2009 Non-Management Directors’ Stock Incentive Plan.

6.

Registration Statement on Form S-8, File No. 333-134498, filed with the SEC on May 26, 2006 (as amended by Post-Effective Amendment No. 1, filed with the SEC on May 28, 2009), registering 41,400,000 Shares for issuance under the Registrant’s 2006 Performance Incentive Plan.

7.	Registration Statement on Form S-8, File No. 333-134497, filed with the SEC on May 26, 2006, registering 15,000,000 Shares for issuance under the Registrant’s 2006 Employee Stock Purchase Plan.

8.

Registration Statement on Form S-8, File No. 333-115924, filed with the SEC on May 27, 2004, registering 200,000 Shares for issuance under the Interpublic Non-Management Directors’ Stock Incentive Plan.

9.	Registration Statement on Form S-8, File No. 333-115923, filed with the SEC on May 27, 2004, registering 18,500,000 Shares for issuance under the Registrant’s 2004 Performance Incentive Plan.

10.	Registration Statement on Form S-8, File No. 333-89896, filed with the SEC on June 6, 2002, registering 12,500,000 Shares for issuance under the Registrant’s 2002 Performance Incentive Plan.

11.

Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4, File No. 333-34718, filed with the SEC on May 22, 2000, relating to 14,734,283 Shares issuable under the (i) NFO Research, Inc. Stock Option Plan, as amended, and (ii) NFO Research, Inc. Directors’ Stock Option Plan.

12.

Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4, File No. 333-59254, filed with the SEC on July 2, 2001, registering 8,626,023 Shares for issuance under the (i) True North Communications Inc. Stock Option Plan, (ii) True North Communications Inc. Outside Director Stock Option Plan, and (iii) Bozell, Jacobs, Kenyon & Eckhardt, Inc. Stock Option Plan.

13.	Registration Statement on Form S-8, File No. 333-42675, filed with the SEC on December 19, 1997, registering 8,500,000 Shares for issuance under the Registrant’s 1997 Performance Incentive Plan.

14.	Registration Statement on Form S-8, File No. 333-28029, filed with the SEC on May 30, 1997, registering 200,000 Shares for issuance under the Interpublic Outside Directors’ Stock Incentive Plan.

15.	Registration Statement on Form S-8, File No. 333-23603, filed with the SEC on March 19, 1997, registering 815,000 Shares for issuance under the Registrant’s 1996 Stock Incentive Plan.

16.	Registration Statement on Form S-8, File No. 333-04747, filed with the SEC on May 30, 1996, registering 375,000 Shares for issuance under the Registrant’s 1996 Stock Incentive Plan.

17.	Registration Statement on Form S-8, File No. 033-61371, filed with the SEC on July 28, 1995, registering 6,000,000 Shares for issuance under the Registrant’s 1995 Employee Stock Purchase Plan.

18.	Registration Statement on Form S-8, File No. 033-64062, filed with the SEC on June 8, 1993.

19.	Registration Statement on Form S-8, File No. 033-28143, filed with the SEC on April 17, 1989.

20.	Registration Statement on Form S-8, File No. 033-25555, filed with the SEC on November 23, 1988.

21.	Registration Statement on Form S-8, File No. 033-22008, filed with the SEC on May 23, 1988.

22.	Registration Statement on Form S-8, File No. 033-21605, filed with the SEC on May 2, 1988.

23.	Registration Statement on Form S-8, File No. 033-20291, filed with the SEC on March 3, 1988.

24.	Registration Statement on Form S-8, File No. 033-10087, filed with the SEC on November 12, 1986.

25.	Registration Statement on Form S-8, File No. 033-05352, filed with the SEC on May 2, 1986.

26.	Registration Statement on Form S-8, File No. 033-02830, filed with the SEC on January 28, 1986.

27.	Registration Statement on Form S-8, File No. 002-98324, filed with the SEC on June 12, 1985.

28.	Registration Statement on Form S-8, File No. 002-97440, filed with the SEC on May 2, 1985.

29.	Registration Statement on Form S-8, File No. 002-91564, filed with the SEC on June 11, 1984.

30.	Registration Statement on Form S-8, File No. 002-90878, filed with the SEC on May 10, 1984.

31.	Registration Statement on Form S-8, File No. 002-88165, filed with the SEC on December 1, 1983.

32.	Registration Statement on Form S-8, File No. 002-79071, filed with the SEC on August 30, 1982.

On November 26, 2025 (the “Effective Date”), pursuant to the Agreement and Plan of Merger, dated as of December 8, 2024, by and among the Registrant, Omnicom Group Inc., a New York corporation (“Omnicom”), and EXT Subsidiary Inc., a Delaware corporation and a direct wholly owned subsidiary of Omnicom (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and a wholly owned subsidiary of Omnicom. This Post-Effective Amendment is being filed as a result of the Merger.

As a result of the Merger, the Registrant has terminated all offerings of its securities pursuant to its existing registration statements, including the Prior Registration Statements. In accordance with an undertaking made by the Registrant in the Prior Registration Statements to remove from registration by means of a post-effective amendment any securities registered under the Prior Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby removes from registration any securities registered under the Prior Registration Statements which remained unsold as of the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 26th day of November, 2025.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

By:	/s/ Andrew Bonzani
Name: Andrew Bonzani
Title: Executive Vice President and General Counsel

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.